UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HAWAIIAN ELECTRIC INDUSTRIES, INC.
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NEXTERA ENERGY & HAWAIIAN ELECTRIC COMPANIES: DELIVERING A MORE AFFORDABLE CLEAN ENERGY FUTURE FOR HAWAII

	NextEra Energy	Hawaiian Electric / Maui Electric / Hawai'i Electric Light
STOCK TICKER	• NYSE: NEE	• Wholly owned subsidiary of Hawaiian Electric Industries (HEI) (NYSE: HE)
HEADQUARTERS	• Juno Beach, Florida	• Honolulu, Hawaii
KEY METRICS (2014)	• *Net Income:* $2.5 billion[1] • *Total Assets:* $75 billion • *Generation Capacity:* ~44,900 MW[2]	• *Net Income:* $137.6 million • *Total Assets:* $5.6 billion • *Generation Capacity:* ~2,362 MW[3]
SUBSIDIARIES	• Florida Power & Light Company (FPL) • NextEra Energy Resources, LLC	• Hawaiian Electric • Maui Electric • Hawaii Electric Light
UTILITY CUSTOMERS	• ~4.7 million • Retail regulated jurisdiction: FL	• ~450,000 • Retail regulated jurisdiction: HI
COMMITTED TO CUSTOMERS & COMMUNITY	• FPL's operational excellence supports low customer bills – residential customer ~25% lower than national average • Hawaiian Electric's customers will benefit from the experience and expertise FPL has gained in developing, building and operating one of the nation's most modern grid system networks that offers more than 99.98% reliability	• Customers to benefit from $60 million in cost savings over four years and NextEra Energy's commitment to not file for a general base rate increase for at least four years • Committed to increasing renewable energy to 65%, reducing customer bills by 20% & tripling distributed solar power by 2030 • Provides electricity for 95% of the residents of Hawaii
EMPLOYEES	• ~13,800	• ~2,800
MANAGEMENT	• **Jim Robo** – Chairman and CEO • **Moray Dewhurst** – Vice Chairman and CFO • **Eric Gleason** – President, NextEra Energy Hawaii, LLC	• **Connie Lau** – President and CEO, HEI • **James Ajello** – Executive VP & CFO, HEI • **Alan Oshima** – President and CEO, Hawaiian Electric
AWARDS & RECOGNITION	• Among the top 10 companies worldwide for innovativeness and community responsibility on Fortune's 2015 "World Most Admired Companies" list ◦ 1st among electric and gas utilities for innovation, social responsibility and quality of products/services • Recognized as a 2015 World's Most Ethical Company® by the Ethisphere Institute • Received two prestigious reliability-related awards by PA Consulting Group in 2014	• 8 consecutive years in top 10 on Solar Electric Power Association 's (SEPA) Top utility solar rankings • #1 in the nation in percentage of customers with solar • HEI named by Forbes as one of the 100 Most Trustworthy Companies in 2010
CLOSING	• The parties have targeted to complete the merger in the fourth quarter of 2015 • Subject to approval by the Hawaii Public Utilities Commission (PUC), HEI shareholders, the spinoff of ASB Hawaii and additional regulatory approvals and other customary conditions	

1 Net income attributable to NEE
2 Includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP
3 Hawaiian Electric units at normal ratings; Maui Electric and Hawaii Electric Light units at reserve ratings

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NEXTERA ENERGY AND HAWAIIAN ELECTRIC SHARE A COMMON VISION – A CLEAN ENERGY FUTURE WITH LOWER CUSTOMER BILLS

- Combining two industry leaders in clean and renewable energy that share a common vision and common goals
- Hawaiian Electric has put Hawaii on the leading edge of clean energy nationally, successfully integrating rooftop solar with 12% of customers and helping achieve 21% renewable energy across Hawaii
- NextEra Energy adds its strength as the world's largest generator of renewable energy from the wind and sun
- Hawaiian Electric has filed plans with the Hawaii Public Utilities Commission (PUC) that seek to enhance Hawaii's energy future by increasing renewables to 65%, tripling solar, and lowering customer bills 20% by 2030; NextEra Energy supports Hawaiian Electric's goals, and is committed to modernizing Hawaii's electric grids, reducing Hawaii's dependence on imported oil, integrating more rooftop solar energy, and importantly, lowering customer bills
- The companies' combined expertise – coupled with NextEra Energy's ability to provide added capacity, resources and access to deep operational expertise – will enable the companies to invest in and significantly accelerate the actions Hawaiian Electric is taking to strengthen Hawaii's energy infrastructure, meet its clean energy goals, lower customer bills and continue its active support of local communities

TRANSACTION WILL DELIVER SIGNIFICANT VALUE FOR COMMUNITIES AND SAVINGS TO CUSTOMERS

- This is a unique, transformational opportunity for HEI to unlock the value of its two strong, local companies – Hawaiian Electric and American Savings Bank (ASB) – solidify Hawaii's leadership in clean energy innovation and help Hawaii's businesses and residents prosper
- Along with NextEra Energy's commitment to maintaining and improving the reliability of the Hawaiian Electric Companies' electrical systems over time, customers will benefit from $60 million in cost savings over four years and NextEra Energy's commitment to not file for a general base rate increase for at least four years
- Customers to benefit substantially from the combined company, highlighted by NextEra Energy's deep operational expertise and proven clean energy track record
- NextEra Energy expects to maintain HEI's overall current level of corporate giving in HEI's communities
- NextEra Energy plans to establish a local Hawaiian Electric advisory board, whose purpose will be to provide input on matters of local and community interest

DELIVERING SUBSTANTIAL VALUE FOR HEI SHAREHOLDERS

- **The market sees the value of a completed merger with NextEra Energy and spin-off of American Savings Bank:**



HEI 30-Day Average Closing Price
With NEE Offer
$33.36
Without NEE Offer
$27.72
Before Announcement
10/22/14 – 12/03/14
After Announcement
12/04/14 – 1/16/15

- **If the merger is completed, for each HEI share, shareholders will receive .2413 NextEra Energy shares + .3333 ASB Hawaii shares + a special cash dividend of $0.50**
- **Except for the special cash dividend, the value HEI shareholders will receive is expected to be tax-free**

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FORWARD LOOKING STATEMENTS This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE and HEI caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction, including the value of a potential tax basis step up, may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). These risks, as well as other risks associated with the merger, are more fully discussed in the definitive proxy statement/prospectus that is included in the Registration Statement on Form S-4 that NEE has filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in NEE’s and HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither NEE nor HEI undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed transaction between NEE and HEI, NEE filed with the SEC a registration statement on Form S-4 that includes a definitive proxy statement of HEI and that also constitutes a prospectus of NEE. The registration statement was declared effective by the SEC on March 26, 2015. HEI first mailed the definitive proxy statement/prospectus to its shareholders on March 30, 2015. NEE and HEI may also file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from NEE’s website (www.investor.nexteraenergy.com) under the heading “Investor Relations” and then under the heading “SEC Filings.” You may also obtain these documents, free of charge, from HEI’s website (www.hei.com) under the tab “Investor Relations” and then under the heading “SEC Filings.” Additional information about the proposed transaction is available at a joint website launched by the companies at www.forhawaiisfuture.com.